As field with the U.S. Securities and Exchange Commission on February 14, 2019

Registration No. 333-226990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

China Xiangtai Food Co., Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	2011	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

c/o Chongqing Penglin Food Co., Ltd.

Xinganxian Plaza

Building B, Suite 21-1

Lianglukou, Yuzhong District 400800

Chongqing, People’s Republic of China

+86- 023-86330158– telephone

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Cogency Global Inc.

10 E. 40th Street, 10th Floor

New York, NY 10016

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10022 +1-212-588-0022 — telephone +1-212-826-9307 — facsimile	Benjamin Tan, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 (212) 930-9700 – telephone (212) 930-9725 – facsimile

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate offering Price(1)	Amount of Registration Fee
Ordinary Shares, par value $0.01 per share(2)	3,000,000	$5.00	$15,000,000	$1867.50
Underwriter Warrant(3)	210,000	-	-	-
Ordinary Shares, par value $0.01 per share underlying Underwriter Warrants(3)	210,000	$5.00	$1,050,000	$130.73
Total	3,420,000	$5.00	$16,050,000	$1,998.23	(4)

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	The Registrant will issue to the Underwriter warrants to purchase a number of ordinary shares equal to an aggregate of seven percent (7%) of the ordinary shares sold in the offering (the “Underwriter Warrant”). The exercise price of the Underwriter Warrants is equal to 100% of the offering price of the ordinary shares offered hereby. Assuming a maximum placement and an exercise price of $5.00 per share, we would receive, in the aggregate, $1,050,000 upon exercise of the Underwriter Warrants. The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the initial public offering and expiring five (5) years from the effective date of the registration statement for this Offering.

(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

The sole purpose of this Post-Effective Amendment No. 2 to Registration Statement on Form F-1 (File No. 333-226990) is to re-file Exhibit 23.1 to the Registration Statement under Item 8. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Post-Effective Amendment No. 2 to Registration Statement on Form F-1.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

1.1†	Form of Underwriting Agreement.
3.1†	Memorandum and Articles of Association of China Xiangtai Food Co., Ltd.
4.1†	Specimen Ordinary Share Certificate
4.2†	Form of Underwriter’s Warrants in connection with the public offering
4.3†	Warrant issued to the Underwriter in connection with the private placement
5.1†	Opinion of Cayman Islands counsel of China Xiangtai Food Co., Ltd., as to the validity of the Ordinary Shares.
8.1†	Opinion of Ortoli Rosenstadt LLP, U.S. counsel of China Xiangtai Food Co., Ltd., as to U.S. federal tax matters.
8.2†	Opinion of AllBright Law Offices, PRC counsel of China Xiangtai Food Co., Ltd., as to certain PRC tax matters.
10.1†	Form of Subscription Agreement
10.2†	Form of Offering Deposit Account Agency Agreement
10.3†	English translation of executed business Cooperation Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated October 9, 2017
10.4†	English translation of executed amendment to Business Cooperation Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated February 25, 2018
10.5†	English translation of executed consultation and Services Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated October 9, 2017
10.6†	English translation of executed amendment to Consultation and Services Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated February 25, 2018
10.7†	English translation of form Voting Rights Proxy and Financial Supporting Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., and its shareholders
10.8†	English translation of form Equity Option Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., and its shareholders
10.9†	English translation of form Equity Pledge Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., and its shareholders
10.10†	Executed employment agreement between China Xiangtai Food Co., Ltd. and Zeshu Dai
10.11†	Executed employment agreement between China Xiangtai Food Co., Ltd. and Xia Wang
10.12†	Executed employment agreement between China Xiangtai Food Co., Ltd. and Xiaohui Wu
10.13†	Executed director service agreement between China Xiangtai Food Co., Ltd. and Zeshu Dai

10.14†	Summary Translation of Purchase Agreement – Mingpeng Wang
10.15†	Summary Translation of Purchase Agreement – Xie Bo
10.16†	Summary Translation of Purchase Agreement – Renyi Feng
10.17†	Summary Translation of Loan Agreement - Shanghai Pudong Development (SPD) Bank
10.18†	Summary Translation of Loan Agreement - Chongqing Rural Commercial Bank
10.19†	Summary Translation of Loan Agreement - Chongqing Puluosi Small Mortgage Co., Ltd.
10.20†	Summary Translation of Loan Agreement - Shanghai Bank
10.21†	Summary Translation of Loan Agreement - Sichuan Toucu Financial Information Services Co., Ltd and Chongqing Penglin Food Co. Ltd.
10.22†	Summary Translation of Loan Agreement - Sichuan Toucu Financial Information Services Co., Ltd and Guangan Yongpeng Food Co. Ltd.
10.23†	Summary Translation of Loan Agreement – Chongqing Dadukou Village & Township Bank
10.24†	Form Director Offer Letter
10.25†	Call Option Agreement between Magic Pace Limited and Zeshu Dai dated May 23, 2018
10.26†	Entrustment Agreement between Magic Pace Limited and Zeshu Dai dated May 23, 2018
10.27†	Executed Private Placement Subscription Agreement between the Company and Boustead & Company Limited
10.28†	Form of Lock-Up Agreement in connection with the public offering
10.29†	Form of Lock-Up Agreement in connection with ordinary shares issued to Boustead & Company Limited
14.1†	Code of Business Conduct and Ethics of the Company
21.1†	List of Subsidiaries
23.1*	Consent of Friedman LLP
23.2†	Consent of Cayman Islands counsel of China Xiangtai Food Co., Ltd. (included in Exhibit 5.1).
23.3†	Consent of PRC counsel of China Xiangtai Food Co., Ltd. (included in Exhibit 8.2)
99.1†	Audit Committee Charter
99.2†	Compensation Committee Charter
99.3†	Nominating Committee Charter
99.4†	Registrant’s waiver request and representation under Item 8.A.4

*	Filed herewith
†	Previously Filed.

(b)	Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chongqing, People’s Republic of China, on February 14, 2019.

China Xiangtai Food Co., Ltd.

By:	/s/ Zeshu Dai
Zeshu Dai
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Xia Wang
Xia Wang
Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Zeshu Dai	Chairwoman of the Board and Chief Executive Officer	February 14, 2019
Zushu Dai

/s/ Xiaohui Wu	President and Director	February 14, 2019
Xiaohui Wu

/s/ Xia Wang	Chief Financial Officer	February 14, 2019
Xia Wang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Penglin Wang	Director	February 14, 2019
Penglin Wang

/s/ Bangquan Ou	Director	February 14, 2019
Bangquan Ou

/s/ Zhaorong Zhu	Director	February 14, 2019
Zhaorong Zhu

/s/ Yun Xia	Director	February 14, 2019
Yun Xia

/s/ Peng Hu	Director	February 14, 2019
Peng Hu

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1, in the City of New York, New York, on February 14, 2019.

Cogency Global Inc.

By:	/s/ Tristan Emrich
Tristan Emrich
Assistant Secretary